Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT is entered into as of December 11, 2018 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Termination Agreement”) and is by and among PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation (the “Lessee”); PROTECTIVE LIFE CORPORATION, a Delaware corporation (the “Guarantor”); WACHOVIA DEVELOPMENT CORPORATION (the “Lessor”); WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), SUNTRUST BANK (“SunTrust”) and CITIBANK, N.A. (“CitiBank”; Wells Fargo, SunTrust and CitiBank may be referred to individually, as a “Lease Participant”, and collectively, as the “Lease Participants”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for the Lessor and the Lease Participants (in such capacity, the “Administrative Agent” and together with Lessor and Lease Participants, the “Financing Parties”).

W I T N E S S E T H:

WHEREAS, the parties to this Termination Agreement are parties to that certain Second Amended and Restated Investment and Participation Agreement dated as of December 19, 2013 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”);

WHEREAS, Lessee intends to purchase the Facility on the Scheduled Lease Termination Date in accordance with the terms of the Lease;

WHEREAS, Financing Parties have agreed to the arrangements described in the prior paragraph;

WHEREAS, on the Payoff Date (hereinafter defined), Lessee shall pay the Lease Facility Payoff Amount (hereinafter defined) and the MVA Payoff Date Fees (hereinafter defined), in accordance with the terms of this Termination Agreement;

WHEREAS, Lessee has requested that upon receipt of the Lease Facility Payoff Amount and the MVA Payoff Date Fees in accordance with the terms of this Termination Agreement, (a) Financing Parties terminate their respective interests in (i) the Ground Lease and that certain Party Wall Agreement dated November 6, 2014 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Party Wall Agreement”; collectively, the Ground Lease, the Party Wall Agreement, the Operative Documents (as such term is defined in Schedule 1.01 to the Participation Agreement) and any agreements, instruments, documents or certificates executed and delivered by Lessee or Guarantor in connection with any such Operative Documents may be referred to hereinafter as the “Operative Documents”), by and between Lessor and Lessee, and (ii) the other Operative Documents, except as to each of the foregoing subsections (i) and (ii), with respect to certain provisions set forth herein or in the Operative Documents, (b) Lessor transfer to Lessee all of Lessor’s title to and legal and beneficial ownership interest in the Facility, including all of Lessor’s title to and legal and beneficial ownership interest in accessories, equipment, parts, fixtures and devices affixed or placed on the Facility and modifications, alterations, renovations, and improvements to the Facility, (c) Financing Parties  (i) release the liens in favor of Financing Parties created pursuant to the Operative Documents and (ii) along with the other parties hereto, terminate the Operative Documents, except with respect to certain provisions set forth herein or in the Operative Documents, and (d) certain other reversions of interest, transfers, terminations and assignments (all as more specifically referenced in Sections 3 and 7 hereof) be effected; and

WHEREAS, Lessor and the other Financing Parties have agreed to the requests of Lessee in the prior paragraph on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

1.                                      Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in Schedule 1.01 to the Participation Agreement.  The term “Lease Facility” shall refer to the transactions contemplated by the Operative Documents.

2.                                      [Intentionally Left Blank.]

3.                                      Facility.  The parties to this Termination Agreement acknowledge and agree that (a) Lessee hereby requests to terminate the Operative Documents on the Payoff Date, except with respect to the Continuing Obligations (hereinafter defined) which shall continue as obligations under the terms of this Termination Agreement, and (b) execution and delivery of this Termination Agreement by the parties hereto shall constitute a request by Lessee (and the agreement to such request by the other parties to this Termination Agreement) that upon payment of the Lease Facility Payoff Amount and MVA Payoff Date Fees in accordance with the terms of this Termination Agreement, then without the need for further action, (i) the Operative Documents shall be (and hereby are deemed to be) terminated, except with respect to the Continuing Obligations which shall continue as obligations, and (ii) Lessor’s title to and legal and beneficial ownership interest in the Facility, including all of Lessor’s title to and legal and beneficial ownership interest in accessories, equipment, parts, fixtures and devices affixed or placed on the Facility and modifications, alterations, renovations, and improvements to the Facility, shall be (and hereby are deemed to be) transferred to Lessee (A) free and clear of any Lien created by, through or under Lessor other than Permitted Liens or Liens created at the request of or as a result of the actions of Lessee or anyone acting by, through or under Lessee, or a result of the failure of Lessee or Guarantor to carry out any of their obligations under the Lease or the other Operative Documents (individually and collectively, as the context shall require, “Lessor Liens”) and (B) without recourse, representation or warranty of any nature whatsoever (except as to the absence of such Lessor Liens as aforesaid).  Further, upon payment of the Lease Facility Payoff Amount and MVA Payoff Date Fees in accordance with the terms of this Termination Agreement, then without the need for further action, (x) Lessor hereby is deemed to have assigned (and does assign) to Lessee the benefits in respect of any Vendor’s warranties or undertakings, express or implied, relating to the Facility (including any labor, equipment or parts supplied in connection therewith) to the extent of any such warranties or undertakings in favor of Lessor, and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, Lessor hereby is deemed to have subrogated (and does subrogate) Lessee to Lessor’s rights in respect thereof and (y) Lessor is deemed to have authorized (and does authorize) Lessee, at Lessee’s expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of Lessor, in respect of any such warranty or undertaking and to retain the proceeds received in connection therewith.  All the foregoing assignments and authorizations shall be made without recourse and without any representation or warranty whatsoever, other than the absence of Lessor Liens.

4.                                      Payment of Purchase Price.  Lessee shall pay the Lease Facility Payoff Amount to Administrative Agent for the Facility on December 19, 2018 (the “Payoff Date”).  The aggregate amount due and owing by Lessee as of the Payoff Date in connection with the Operative Documents (the “Lease

Facility Payoff Amount”) is set forth in Exhibit A hereto, and shall be the following amounts:  an amount equal to the sum, as of the Payoff Date, of (a) the aggregate amount of the Unrecovered Lessor Investments attributable to the A Percentage Lessor Investments, plus (b) all accrued but unpaid A Percentage Yield through the end of the Lease Term, plus (c) the aggregate amount of the Unrecovered Lessor Investments attributable to the B Percentage Lessor Investments, plus (d) all accrued but unpaid B Percentage Yield through the end of the Lease Term, plus (e) all accrued, unpaid Supplemental Rent through the end of the Lease Term, plus (f) all other amounts owing by Lessee under the Operative Documents; provided, the Lease Facility Payoff Amount shall not include the fees and expenses payable to Wells Fargo’s counsel, Moore & Van Allen PLLC (“MVA”), in connection with the transactions contemplated in this Termination Agreement (the “MVA Fees” and together with the Lease Facility Payoff Amount, the “Purchase Price”).  Lessee hereby agrees to pay, or cause to be paid, to MVA by wire transfer, in federal funds, pursuant to wire instructions from MVA, (x) on the Payoff Date, the portion of the MVA Fees invoiced to Lessee on or prior to December 17, 2018 to felicia.lee@protective.com (the “MVA Payoff Date Fees”) and (y) within thirty (30) days from the date of delivery of any subsequent invoices to Lessee, the remainder of the MVA Fees, which fees shall be reasonable and incurred solely in connection with the transactions contemplated in this Termination Agreement.  If, for any reason, any of the Purchase Price or any other amount is voided, rescinded, disgorged or must otherwise be returned by Administrative Agent, any other Financing Party or MVA as a result of Lessee’s insolvency, bankruptcy or otherwise, Lessee acknowledges and agrees that (x) such payment obligation shall be deemed to have continued in existence, notwithstanding any application by Administrative Agent, such other Financing Party or MVA, and (y) the Operative Documents shall continue to be effective or be reinstated, as the case may be, as to such amounts, all as though application by Administrative Agent, such other Financing Party or MVA had not been made.

5.                                      Payment Procedure for Lease Facility Payoff Amount.  Lessee shall pay the Lease Facility Payoff Amount on the Payoff Date for the benefit of Financing Parties by wire transfer, in federal funds, in accordance with the following instructions:

Bank Name:	Wells Fargo Bank, N.A.
Charlotte, NC USA
ABA No.:
Account No.:
Ref:	Protective Life Insurance Company — 2013 Synthetic Lease
Attention:

6.                                      Termination and Release; Continuation of Certain Provisions.  Upon receipt by Administrative Agent of the Lease Facility Payoff Amount and receipt by MVA of the MVA Payoff Date Fees in accordance with the terms of this Termination Agreement, in each case in good and immediately available federal funds, on the Payoff Date and without the need for any further action (but subject to the provisos to this sentence), (a) the obligations of Lessee for payment of Rent and the obligations of Lessee for payment of the Lease Facility Payoff Amount shall be satisfied in full, the Lease Termination Date shall be deemed to have occurred as of the Payoff Date, the Liens on the Facility created pursuant to the Operative Documents shall be released and the Operative Documents shall terminate and shall be of no further force or effect; (b) Lessee and Guarantor and their respective successors and assigns shall be released from each and all of their respective obligations, liabilities, claims and demands of every kind and nature, known or unknown, suspected or unsuspected, disclosed and undisclosed, arising out of or in connection with the Operative Documents; provided, notwithstanding the foregoing, or any other provisions of this Termination Agreement, and without the need for further action, Lessee shall continue to be obligated for, and Guarantor shall continue to guarantee, in accordance with the Guaranty, any and all (i) unpaid amounts constituting MVA Fees, (ii) obligations, liabilities, claims and demands of Lessee, actual or contingent, which arose under the Lease, or by reason of events or circumstances occurring or existing, on or prior to termination of the Lease, and which have not been satisfied (which obligations, liabilities, claims and demands shall continue until satisfied and which include without limitation obligations for Rent and the Termination Value, the Purchase Price and amounts owing pursuant to Section 16 of the Lease) and (iii) obligations, liabilities, claims and demands of Lessee which by the terms of any Operative Document (including without limitation pursuant to Section 11.03 of the Participation Agreement) expressly survive termination (collectively, all such matters identified in the foregoing proviso to this sentence are referred to herein as the “Lessee Continuing Obligations”); and (c) Financing Parties and their respective successors and assigns shall be released from each and all of their respective obligations, liabilities, claims and demands of every kind and nature, known or unknown, suspected or unsuspected, disclosed and undisclosed, arising out of or in connection with the Operative Documents; provided, notwithstanding the foregoing, or any other provisions of this Termination Agreement, and without the need for further action, Financing Parties shall continue to be obligated for their respective obligations, liabilities, claims and demands which by the terms of any Operative Document expressly survive termination (collectively, all such obligations, liabilities, claims and demands identified in this subsection (c) are referred to herein as the “Financing Party Continuing Obligations”; collectively, Lessee Continuing Obligations and Financing Party Continuing Obligations, may be referred to herein as “Continuing Obligations”).  Receipt of the Lease Facility Payoff Amount by Administrative Agent shall be deemed to have occurred upon confirmation of the same by Administrative Agent.  Receipt of the MVA Fees by MVA shall be deemed to have occurred upon confirmation of the same by MVA.

7.                                      Reversion of Rights and Contracts.  Upon payment of the Lease Facility Payoff Amount and the MVA Payoff Date Fees in accordance with the terms of this Termination Agreement, and without the need for further action: (a) the various agreements, licenses, Applicable Permits and contracts, including without limitation Related Contracts, provided by Lessee to Lessor shall be deemed to revert and to transfer (and shall revert and transfer) to Lessee, (b) service contracts with Lessee, property rights and licenses granted by Lessee to Lessor shall be deemed to terminate (and shall terminate), and (c) third-party service contracts shall be deemed to be assigned by Lessor to Lessee (and shall be so assigned), all the foregoing reversions, transfers, terminations and assignments shall be made without recourse and without any representation or warranty whatsoever, other than the absence of Lessor Liens.

8.                                      Characterization.  For the purposes of commercial law and Federal, state and local income and ad valorem taxes, among any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law, the parties hereto intend that (a) the Lease shall have been (and shall be) treated as the repayment and security provisions of a loan by Lessor to Lessee in the amount of the Facility Cost, (b) all payments of Rent, the Termination Value and the Purchase Price shall have been (and shall be) treated as payment of principal, interest and other amounts owing with respect to such loan and (c) Lessee shall have been (and shall be) be treated as entitled to all benefits of ownership of the Facility, or any part thereof, before and after the date of this Termination Agreement.  In addition, the parties hereto acknowledge that after payment in full of the Ownership Interests, the Yield accrued thereon and any other obligations of Lessee under this Termination Agreement, any remaining proceeds of the Facility shall be distributed to Lessee.

9.                                      Delivery of Documents.  Prior to the Payoff Date, all Lien release documents and termination documents regarding the Ground Lease, the Party Wall Agreement and the Lease, in each case with regard to the Operative Documents and as required pursuant to the Operative Documents, shall be completed, executed (to the extent necessary) and delivered, as directed by Lessee to a third party reasonably agreeable to Administrative Agent, such delivery to be in escrow, pending payment on the Payoff Date of the Lease Facility Payoff Amount and the MVA Payoff Date Fees in accordance with the terms of this Termination Agreement.  All such documents must be reasonably satisfactory to Lessee, Lessor and Administrative Agent.  All such documents (a) shall be, without the need for further action, automatically released from escrow upon receipt on the Payoff Date of payment of the Lease Facility Payoff Amount and the MVA Payoff Date Fees in accordance with the terms of this Termination Agreement and (b) may be filed for recordation, at Lessee’s expense, and upon direction from Lessee.

10.                               Resignation of Administrative Agent.  After (a) the delivery and filing for recordation, as the case may be, of the Lien release documents referenced in Section 9 hereof and (b) completion by Wells Fargo, as agent, of its other obligations hereunder and under the Operative Documents, as applicable, but in no event more than ninety (90) days after the Payoff Date, unless extended by Wells Fargo delivering written notice to Lessee and Lessor of such extension, Wells Fargo shall be deemed to have resigned its capacity as “Administrative Agent” hereunder and pursuant to the Operative Documents, as applicable, and all parties to this Termination Agreement hereby agree that such resignation shall be automatically effective at such time, without the need for further action, and notwithstanding any further or additional requirement hereunder or in the Operative Documents, as applicable, to the contrary, including without limitation any notice requirements; provided, Wells Fargo shall automatically be reinstated, in such capacity as Administrative Agent, hereunder and under the Operative Documents, as applicable, without the need for further action, in the event such an agent entity is necessary for the functioning or interpretation of Section 11.03 of the Participation Agreement or any other Continuing Obligation.  Notwithstanding any provision of this Termination Agreement or any Operative Document to the contrary, Wells Fargo, in such capacity as Administrative Agent, shall be entitled to all benefits, rights and protections afforded to Administrative Agent under the Operative Documents until such resignation is effective and during any time when Wells Fargo’s obligations as Administrative Agent are reinstated hereunder or under the Operative Documents, as applicable.

11.                               Conditions Precedent.  This Termination Agreement shall become effective upon execution by all parties hereto and delivery of the same (free of escrow restrictions) to MVA, counsel to Wells Fargo.

12.                               Miscellaneous.

(a)                                 Severability.  Any provision of this Termination Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)                                 Counterparts.  This Termination Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and it shall not be necessary in making proof of this Termination Agreement to produce or account for more than one such counterpart.  Delivery of an executed counterpart may be made either by certified mail (return receipt requested), hand delivery or email.  Said delivery by email shall be as effective as delivery of a manually executed counterpart hereto and shall constitute a representation that an original executed counterpart will be promptly provided.

(c)                                  Headings.  The headings of the various articles and sections of this Termination Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.  Unless otherwise stated, references to Sections made in this Termination Agreement shall be interpreted as references to the applicable Section herein.

(d)                                 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

(i)                                     This Termination Agreement (including without limitation the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof (other than Section 5.1401 of the New York General Obligations Law), except to the extent (if any) that the laws of the State of Alabama mandatorily apply.

(ii)                                  Lessee and Guarantor hereby irrevocably submit to the exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by any Financing Party in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Termination Agreement or the other Operative Documents (such claims and causes of action, collectively, being “Permitted Claims”), and Lessee and Guarantor hereby irrevocably agree that all Permitted Claims may be heard and determined in such New York State court or in such Federal court.  Lessee and Guarantor hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims.  Lessee and Guarantor hereby irrevocably agree that service of copies of the summons and complaint and any other process which may be served by any Financing Party in any such action or proceeding in any aforementioned court in respect of Permitted Claims may be made by delivering a copy of such process (A) regarding Lessee, to Lessee by courier and by certified mail (return receipt requested), fees and postage prepaid, at the following address for Lessee: 2801 Highway 280 South, Birmingham, Alabama 35233 and (B) regarding Guarantor, to Guarantor by courier and by certified mail (return receipt requested), fees and postage prepaid, at the following address for Guarantor: 2801 Highway 280 South, Birmingham, Alabama 35233.  Lessee and Guarantor agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iii)                               Nothing in this Section 12(d) shall (A) affect the right of any Financing Party to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Financing Party to bring any action or proceeding against Lessee, Guarantor or any of property of Lessee or Guarantor in the courts of other jurisdictions or (B) be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in Section 12(d)(ii) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

(iv)                              EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS TERMINATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS TERMINATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(v)                                 Each of the parties to this Termination Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Termination Agreement or any other Operative Document brought in the courts expressly referred to in Section 12(d)(ii) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Subject to the other applicable provisions of this Termination Agreement or any other Operative Documents, the parties hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:  (A) all rights to foreclose against any real or personal property or other security under applicable law by judicial foreclosure; (B) all rights of self-help including without limitation peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; (C) obtaining provisional or ancillary remedies including without limitation injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (D) when applicable, a judgment by confession of judgment.

(e)                                  Further Assurances.  The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Termination Agreement and the transactions contemplated hereby.  With regard to the matters referenced in the preceding sentence, Lessee shall pay all fees and out-of-pocket expenses associated therewith (including without limitation the reasonable fees and expenses of outside legal counsel).

(f)                                   Agreement.  This Termination Agreement shall not be terminated, amended, supplemented, modified, restated or discharged, and no provision of this Termination Agreement shall be waived, except in each case by an instrument in writing executed by the parties to this Termination Agreement.

(g)                                  Strict Construction. The parties to this Termination Agreement have participated jointly in the negotiation and drafting of this Termination Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Termination Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Termination Agreement.

(h)                                 Waiver of Notice.  Each party to this Termination Agreement acknowledges and agrees that all notices, consents, approvals and other actions required to consummate the transactions contemplated hereby have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect, and to the extent that any of the foregoing has not been obtained given, filed or taken, any obligation to do so shall be waived, to the extent permitted under applicable law.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Termination Agreement to be duly executed under seal and delivered as of the date and year first above written.

LESSEE:

PROTECTIVE LIFE INSURANCE COMPANY, as the Lessee

By:	/s/ Steven G. Walker
Name:	Steven G. Walker
Title:	EVP and Chief Financial Officer

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TERMINATION AGREEMENT

PROTECTIVE LIFE INSURANCE COMPANY

GUARANTOR:

PROTECTIVE LIFE CORPORATION, as the Guarantor

By:	/s/ Steven G. Walker
Name:	Steven G. Walker
Title:	EVP and Chief Financial Officer

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TERMINATION AGREEMENT

PROTECTIVE LIFE INSURANCE COMPANY

LESSOR:

WACHOVIA DEVELOPMENT CORPORATION, as the Lessor

By:	/s/ Weston Garrett
Name:	Weston Garrett
Title:	Managing Director

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TERMINATION AGREEMENT

PROTECTIVE LIFE INSURANCE COMPANY

LEASE PARTICIPANTS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lease Participant

By:	/s/ Karen Hanke
Name:	Karen Hanke
Title:	Managing Director

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TERMINATION AGREEMENT

PROTECTIVE LIFE INSURANCE COMPANY

SUNTRUST BANK, as a Lease Participant

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Director

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TERMINATION AGREEMENT

PROTECTIVE LIFE INSURANCE COMPANY

CITIBANK, N.A., as a Lease Participant

By:	/s/ Robert Chesley
Name:	Robert Chesley
Title:	Vice President

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TERMINATION AGREEMENT

PROTECTIVE LIFE INSURANCE COMPANY

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Karen Hanke
Name:	Karen Hanke
Title:	Managing Director

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TERMINATION AGREEMENT

PROTECTIVE LIFE INSURANCE COMPANY

EXHIBIT A

LEASE FACILITY PAYOFF AMOUNT
(Payoff Date December 19, 2018)

Entity	Unrecovered Lessor Investments attributable to A Percentage Lessor Investments	Accrued but unpaid A Percentage Yield	Unrecovered Lessor Investments attributable to B Percentage Lessor Investments	Accrued but unpaid B Percentage Yield	Unpaid Supplemental Rent	Unpaid other amounts under Operative Documents	Total
Wachovia Development Corporation, as the Lessor	$0.00	$0.00	$3,750,000.00	$9,153.65	$0.00	$0.00	$3,759,153.65
Wells Fargo Bank, National Association, as a Lease Participant	$0.00	$0.00	$21,250,000.00	$40,655.38	$0.00	$0.00	$21,290,655.38
SunTrust Bank, as a Lease Participant	$25,000,000.00	$47,829.86	$0.00	$0.00	$0.00	$0.00	$25,047,829.86
CitiBank, N.A., as a Lease Participant	$25,000,000.00	$47,829.86	$0.00	$0.00	$0.00	$0.00	$25,047,829.86
Wells Fargo Bank, National Association, as the Administrative Agent	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total	$50,000,000.00	$95,659.72	$25,000,000.00	$49,809.03	$0.00	$0.00	$75,145,468.75

A-1